SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 9, 2005

                                 BIDVILLE INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       000-31477                      98-0224958
 (State or Other                (Commission File               (I.R.S. Employer
   Jurisdiction                     Number)                  Identification No.)
of Incorporation)


                         601 Cleveland Street, Suite 120
                            Clearwater, Florida 33755

           (Address of principal executive offices including zip code)

                                 (727) 442-9669

              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

================================================================================


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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2005, Bidville, Inc. (hereafter referred to as "we" or "us") completed a Subscription Agreement and Warrant Agreement (hereafter referred to collectively as "the Agreement") with Delmount International Ltd. ("Delmount"), which is registered as a corporation in the British Virgin Islands and is located in Tortola, British Virgin Islands. Delmount is controlled by Rolf Hess. Under the terms to the Agreement, we agree to sell to Delmount, and Delmount has agreed to purchase:

      o two thousand five hundred (2,500) shares of our Series A Convertible Preferred Stock ("Preferred Shares") at a purchase price of $1,000 per Preferred Share; and

      o a common stock purchase warrant for 3,500,000 shares of our common stock.

The Agreement contains the terms specified in the headings below.

Terms of the Preferred Shares

Each Preferred Share is convertible into 1,667 shares of our common stock. Upon the purchase of all Preferred Shares by Delmont, we will receive aggregate proceeds of Two Million Five Hundred Thousand Dollars ($2,500,000) for all 2,500 Shares offered. The purchase of the Preferred Shares is scheduled to occur in ten separate closings of 250 shares in exchange for consideration of $250,000 per closing. The closings are scheduled for the week of May 16, 2005 (the "initial closing"), May 16, 2005, May 23, 2005, June 6, 2005, June 20, 2005,
July 5, 2005,  July 18,  2005,  August 1, 2005,  August 15,  2005 and August 29,
2005.

Terms Related to Warrants

On the initial closing date, the date upon which Delmount is required to purchase 250 shares of our Preferred Stock for $250,000, we agree to grant Delmont a warrant to purchase up to 3,500,000 shares of our common stock. Upon such time as Delmount has completed the purchase of 2,500 shares of Preferred stock, 2,500,000 of the warrants will vest and Delmont may exercise these 2,500,000 Warrants at a conversion price of $.60 per common share. The warrants are exercisable from the date of vesting until March 31, 2010. The remaining 1,000,000 shares of common stock underlying the Warrant will vest pro rata upon Delmount's exercise of its Option, as described below under "Additional Option".

Additional Option

If each of the 10 Closing Dates has occurred and Delmount has otherwise complied with the terms of the Agreement, Delmount will have the option (the "Option") to purchase an additional 1,000 shares of our Preferred Shares for $1000 per share or an aggregate purchase price of One Million ($1,000,000) Dollars. The Option and its closing must occur prior to the earlier of September 26, 2005 or 28 days after receiving notice from the Securities and Exchange Commission that the registration statement covering the resale of the shares of common stock underlying the Preferred Shares and the Warrant Shares has been declared effective.

Right of First Refusal

The Agreement further provides that from the date of the Agreement until August 29, 2006 (provided Delmount is in full compliance with the terms of the Agreement and all of the scheduled Closings have occurred) Delmount will have the right to participate in up to 100% of any subsequent financing involving our common stock or common stock equivalents.

Adjustment Provisions

The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Reclassification. In the case of any reclassification or change of securities issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of us with or into another corporation (other than a merger with another corporation in which we are the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of our assets, we, or such successor or purchasing corporation, will execute and deliver to the holder of the Warrant, a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or we will make appropriate provision without the issuance of a new Warrant, so that the holder of the Warrant will have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of the Warrant, and in lieu of the shares of our common stock issuable upon exercise of the Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of our common stock then purchasable under the Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of the Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of our common stock at the time of the transaction. The provisions of this shall similarly apply to successive reclassifications, changes, mergers and transfers.

      (b) Stock Splits, Dividends and Combinations. In the event that we will at any time subdivide the outstanding shares of our or we will issue a stock dividend on our outstanding shares of common stock the number of shares issuable upon exercise of the Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that we will at any time combine the outstanding shares of our common stock the number of shares issuable upon exercise of the Warrant immediately prior to such combination will be proportionately decreased, and the Exercise Price will be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      (c) Mandatory Call. When the average closing bid price of our common stock meets or exceeds 200% of the Exercise Price then in effect for ten consecutive trading days, we have the right, but not the obligation, to call all or part of the vested Warrants provided, however, that we may not exercise the call feature unless a registration statement registering the shares has been declared effective at least twenty (20) trading days earlier and is effective from the date of delivery of the call notice until ten (10) business days later and the shares underlying the warrants will be issued without restrictive legend. The call price shall be subject to adjustment according to the adjustment mechanisms set forth in the Warrant Agreement. In the event that we elect to exercise such right, we will provide written notice of our intention to the Holder (the "Call Notice"). If the Warrants are not exercised within ten (10) business days following the date we issue the Call Notice, then we will buy each Warrant for a consideration of $0.001 per warrant and the Warrants and all rights appurtenant thereto shall expire on the calendar day immediately following the date of the Call Notice.

      (d) Dilution Protection. If we, at any time after the Warrants have vested, as provided for in the Agreement, issue shares of common stock, warrants or instruments that are convertible into shares of our Common Stock at a price per share below the then current Exercise Price of the outstanding Warrants then the exercise price of the vested Warrants will be adjusted to the price that the shares or warrants or instruments that are convertible into common stock are issued. In addition, the Holder will be issued additional warrants according to the following formula: amount of warrants * (old exercise price / new exercise price) - amount of warrants. For example: We issue new shares at 30 cents, the Holder has 10,000 vested Warrants: The Holder shall therefore be entitled to receive 10,000 * ($0.60 / $0.30) - 10,000 = 10,000 additional warrants and the exercise price on all 20,000 warrants will then be $0.30 versus the original $0.60. If we issue any shares, warrants or instruments that are convertible into shares of our common Stock at a price less than 1 cent, then the dilution will be calculated as if the issuance had happened at a price of one cent ($0.01). Notwithstanding the foregoing, there will be no adjustment for any options to purchase our shares of common stock granted by us under our option plan then in effect.

Registration Rights

We have agreed to file with the Securities Exchange Commission a Form SB-2 Registration Statement, or such other form that we are eligible to use, to register Nine Million Five Hundred Thousand (9,500,000) shares of our common stock, which will include Six Million (6,000,000) shares of our common stock underlying the Preferred Shares and Three Million Five Hundred Thousand (3,500,000) Warrant Shares (issuable upon conversion of the Warrant). Additionally, we have agreed to register Two Million Two Hundred and Five Thousand (2,205,000) shares of our common stock underlying certain warrants we issued in December 2003. Further, we agree that we will file the Form SB-2 Registration Statement within forty (40) business days after the initial closing date.If we should fail to file the registration statement within such time, we will be required to deliver to the holder of the registrable securities as liquidated damages, an amount in cash equal to one-tenth (1/10th) of one percent (0.1%) thereafter of the purchase price of the preferred stock purchased through such date.

Representations, Warranties, and Convenants

In connection with the Agreement, the parties make certain standard representations, covenants, and warranties to each other, including a mutual indemnification provision.

In connection with the offer and sale of our securities to Delmount, we relied upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended, including Sections 4(2) and 4(6) and Regulation D, and /or Regulation S, if applicable, promulgated thereunder. We believed that these exemptions were available because:

      o     Delmount is an Accredited Investor;

      o The securities are to be acquired by Delmount in a transaction or chain of transactions not involving any public offering;

      o Our management had a pre-existing relationship with Delmount prior to the offer and sale of the securities to it; and

      o All securities purchased by Delmount are marked with a restrictive legend.

      o Delmount is a non-U.S. person acquiring the securities in an offshore transaction.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

See disclosure under Item 1.01 above.

Section 5 - Corporation Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2005, we amended our Articles of Incorporation to create a series of Preferred Stock, "Series A Convertible Preferred Stock." Under this amendment, we are authorized to issue a total of Three Thousand Five Hundred (3,500) shares of Series A Preferred Stock. Each share of Series A Preferred Stock has a par value of $.001 per share. The face amount will be One Thousand Dollars ($1,000.00) per share. Each share of Series A Preferred Stock is convertible into 1,667 shares of our common stock, $ 0.001 par value at a conversion price of $0.60

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

4.1 Certificate of Designation of Rights and Preferences of Series A Preferred Stock of Bidville, Inc.

10.31 Subscription Agreement

10.32 Warrant Agreement and Form of Warrant Agreement


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                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Bidville, Inc.
                                                (Registrant)

Dated: May 16, 2005                        By:
       ------------                            ---------------------------------
                                                Michael Palandro, President